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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) April 5, 1994



                    AMERICAN EXPRESS COMPANY
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     (Exact name of registrant as specified in its charter)



           New York                   1-7657         13-4922250
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 (State or other jurisdiction     (Commission       (IRS Employer
        of incorporation)         File Number)      Identification)


   American Express Tower, World Financial Center
   New York, New York                                         10285
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   (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number,                      (212) 640-2000
   including area code                                 --------------


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    (Former name or former address, if changed since last report.)



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
Item 5.  Other Events

        On April 5, 1994, Lehman Brothers Holdings Inc. issued the following press release:

        NEW YORK, April 5, 1994 - Lehman Brothers Holdings Inc. today filed an S-1 registration statement with the Securities and Exchange Commission covering the distribution of Lehman Brothers common stock to American Express common shareholders in the form of a special dividend. The distribution is expected to be completed by the end of the second quarter.

        The Lehman Brothers Holdings Inc. (LBHI) Board of Directors elected Richard S. Fuld, Jr. to the additional post of Chairman, and T. Christopher
Pettit, President and Chief Operating Officer.   In addition, the Company
announced the election of T. Christopher Pettit to the LBHI Board of Directors, effective immediately; and the nomination of John J. Byrne, Chairman of Fund American Enterprises Holdings, Inc.; and John D. Macomber, a principal of JDM Investment Group, and former Chairman and President of The Export-Import Bank of the United States, to the LBHI Board of Directors, effective on the distribution date.

        The Equity Investment

        Prior to the distribution, there will be a $1.25 billion equity investment in the Company. After the transaction, total stockholders' equity of Lehman Brothers Holdings Inc. will be $3.3 billion, compared to $2.05 billion as of December 31, 1993. The components of the $1.25 billion equity investment are:

        - $903.8 million of Lehman Brothers common stock to be acquired by American Express Company;

        - $89.2 million of Lehman Brothers common stock to be acquired by Nippon Life Insurance Company in conjunction with the exercise of its contractual right to acquire such stock under a previous agreement;

        - $57 million of Lehman Brothers common stock to be acquired by Lehman Brothers' employees through an existing employee ownership plan; and

        - $200 million (8 million shares) of a fixed-rate dividend cumulative voting preferred stock to be acquired by American Express Company.

        In addition, American Express will sell $11.3 million of Lehman Brothers common stock from its current holdings to certain Lehman Brothers executive officers for $25.53 per share, the same price paid by American Express and Nippon Life in the equity investment.

        Also, American Express will purchase 928 shares, and Nippon Life will purchase 72 shares of redeemable voting preferred stock for a nominal dollar amount. The redeemable voting preferred stock entitles its holders to receive an aggregate annual dividend of 50 percent of Lehman Brothers' net income over $400 million for each of the next eight years, with a maximum of $50 million in any one year.

        In addition, American Express and Nippon Life will be entitled to receive 92.8 percent and 7.2 percent, respectively, of certain contingent revenue and earnings related payouts from Travelers Corporation, which will be assigned by Lehman Brothers to American Express and Nippon Life in connection with the transaction. In contemplation of the distribution, American Express received the first payout in the first quarter of 1994.

        The Nippon investment reflects a change from the previously announced plan. In making this investment, Nippon Life is exercising its right under a prior investment agreement. American Express, Nippon Life and Lehman Brothers have entered into a non-binding letter of intent regarding this investment, subject to final documentation.

        As a further change to the original plan, Lehman Brothers employees are being offered participation in the offering on a more limited basis.

        The Distribution

        After a reverse stock split of Lehman Brothers common stock of approximately 0.3 for 1, American Express will distribute all of its Lehman Brothers common stock, or approximately 98.3 million shares, to American Express common shareholders. This number includes approximately:

        -  53.1 million shares of common stock already held by American
           Express;

        - 35.4 million shares of common stock to be acquired by American Express through its equity investment; and

        - 9.8 million shares of common stock to be acquired by American Express in exchange for its $250 million of Money Market Preferred Stock;

        American Express will own no Lehman Brothers common stock after the distribution.

        American Express common shareholders will receive one-fifth of one share of Lehman Brothers common stock for each American Express common share held on the record date. No fractional shares will be distributed. Fractional interests will be aggregated and sold in the public market after the distribution, with the aggregate net cash proceeds distributed ratably to those shareholders of record entitled to fractional interests.

        After the reverse stock split and distribution, Lehman Brothers expects to have approximately 55,000 common shareholders of record and 105.8 million shares of common stock outstanding, based on the number of shareholders of record and outstanding common shares of American Express as of February 28, 1994. The actual number of Lehman Brothers common shares outstanding on the distribution date will depend on the actual number of American Express common shares outstanding as of the record date.

        After the distribution, Nippon Life will hold approximately 5.5 million shares of Lehman Brothers common stock: 3.5 million acquired in the equity investment and approximately 2 million acquired through the special dividend as a result of Nippon Life's current holdings of American Express common stock.

        New Board of Directors

        After the spin-off, the Lehman Brothers Holdings Inc. Board of Directors will be comprised of nine directors, divided into three classes of directors serving staggered three-year terms. Nippon Life will maintain its Board representation with two directors. No American Express officers or directors will serve on the Lehman Brothers Holdings Board after the distribution.

        Members of the new Board of Directors will be:

        - Richard S. Fuld, Jr., Chairman and Chief Executive Officer, Lehman Brothers Holdings Inc. (current member)

        - T. Christopher Pettit, President and Chief Operating Officer, Lehman Brothers Holdings Inc. (current member)

        - John J. Byrne, Chairman of Fund American Enterprises Holdings, Inc. (nominee)

        -  John D. Macomber, Principal of JDM Investment Group (nominee)

        - Katsumi Funaki, Senior General Manager for International Business of the Finance and Investment Planning Office of Nippon Life Insurance Company (current member)

        - Masataka Shimasaki, General Manager for the Americas, Nippon Life Insurance Company (current member)

        -  Roger S. Berlind, private investor (current member)

        -  Dina Merrill, private investor (current member)

        - Malcolm Wilson, Counsel to Kent, Hazzard, Jaeger, Greer, Wilson & Fay (current member)

        In connection with the spin-off, Lehman Brothers also announced plans to change its fiscal year-end in 1994 from December 31 to November 30. The Company is applying for the listing of its common stock on the New York Stock Exchange under the symbol "LEH."

        Lehman Brothers is a global investment bank with leadership positions in corporate and municipal finance, advisory services, and in securities sales, trading and research. Lehman Brothers serves the financial needs of corporate, governmental, and institutional clients and high-net-worth individuals through 44 offices in major financial centers worldwide.

        The special dividend is subject to a number of conditions, including: receipt of a favorable tax opinion, regulatory clearances, market conditions and final approval by the American Express Board.

        A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become
effective.   These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         AMERICAN EXPRESS COMPANY


                         By:    /s/ Stephen P. Norman
                                ----------------------------
                         Name:  Stephen P. Norman
                         Title: Secretary



Dated:  April 7, 1994